Exhibit 99.1

                CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF
                            LIBERTY COAL ENERGY CORP.

     We, the undersigned, do hereby certify that at a meeting of the Board of Directors of LIBERTY COAL ENERGY CORP., a corporation organized under the laws of the State of Nevada (the "Corporation"), duly held on September 12, 2012 at South Lake Tahoe California, at which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

     WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement dated September 4, 2012 (the "Agreement"), in connection with the issuance of an 8% convertible note of the Corporation, in the aggregate principal amount of $37,500.00 (the "Note"), convertible into shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Securities Transfer Corporation, the Corporation's transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of Securities Transfer Corporation. for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the "Letter Agreement");

     NOW, THEREFORE, BE IT:

     RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part:
(i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; and the Corporation indemnifies Securities Transfer Corporation for all loss, liability, or expense in canying out the authority and direction contained in the Letter Agreement:

     RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

     The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Nevada, as transcribed by us from the minutes; and that the
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same have not in any way been  modified,  repealed or rescinded  and are in full force and effect.

     IN WITNESS WHEREOF, We have hereunto set our hands as Chief Financial Officer and

Members of the Board of Directors of the Corporation.

Dated: September 12, 2012

                                     /s/ Robert Malasek
                                     -------------------------------------------
                                     ROBERT MALASEK,
                                     Chief Financial Officer Member of the Board


                                     /s/ Edwin G. Morrow
                                     -------------------------------------------
                                     Edwin G. Morrow
                                     President, Member of the Board